Proxy Vote Results (Unaudited)
On May 9, 2007, shareholders of the AXA Enterprise Multimanager Core Equity Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and the Goldman Sachs Trust (“GST”) which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.

   For    Against    Abstained
   699,386    19,279    7,770

On May 9, 2007, shareholders of the AXA Enterprise Multitmanager Growth Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
     For    Against    Abstained
   756,878    10,153    4,954

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Mid Cap Growth Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   846,538    24,084    6,962

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Mid Cap Value Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
     For    Against    Abstained
   955,647    13,888    5,303

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Value Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   774,006    27,274    3,344

On May 9, 2007, shareholders of the AXA Enterprise Multimanager International Equity Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   1,112,176   29,526    4,396

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Core Bond Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   5,260,102   227,869    150,605

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Technology Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   3,043,992   127,229    178,575

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Aggressive Allocation Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   1,305,496   55,303    70,898

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Conservative Allocation Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   486,008    7,689    38,263

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Moderate Allocation Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   1,538,159   33,787    103,108

On May 9, 2007, shareholders of the AXA Enterprise Multimanager Moderate-Plus Allocation Fund voted to approve a Plan of Reorganization by and between AXA Enterprise Multimanager Funds Trust and GST which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Funds to a corresponding investment portfolio of GST (each, a “GST Fund” and together, the “GST Funds”) in exchange solely for the shares of designated classes of the GST Fund and its assumption of substantially all of that AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to shareholders of that AXA Enterprise Fund in liquidation thereof.
   For    Against    Abstained
   9,843,305   469,868    644,513